Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177855 on Form S-8 of our report dated June 25, 2015, relating to the financial statements and financial statement schedule of Penske Automotive Group 401(k) Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of Penske Automotive Group 401(k) Savings and Retirement Plan, for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 25, 2015